Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

     This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of January 7, 2005 by and among INSTEEL WIRE PRODUCTS COMPANY, a North Carolina corporation (“Borrower”), the other Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement (as hereinafter defined).

R E C I T A L S:

     WHEREAS, Borrower, the other Credit Parties, the Agent and the Lenders entered into that certain Credit Agreement dated as of June 2, 2004 (as amended, supplemented, restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”); and

     WHEREAS, Borrower has requested that the Agent and the Lenders amend certain provisions of the Credit Agreement; and

     WHEREAS, Borrower has prepaid the Term Loan B in full pursuant to Section 1.3(b)(iii) of the Credit Agreement.

     NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1 Amendments. The Credit Agreement is hereby amended as follows:

     (a) The last sentence of Section 1.9(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Notwithstanding the foregoing, no prepayment fee shall be payable by Borrower (A) upon prepayments of the Term Loan A pursuant to and in accordance with Section 1.3(a) as long as such prepayments do not exceed $625,000 in the aggregate during each of the one-year periods following the Closing Date and Reference Availability exceeds $10,000,000 after giving effect to such prepayment, (B) upon one or more permanent reductions of the Revolving Loan Commitment pursuant to and in accordance with Section 1.3(a) during the period commencing on and including July 1, 2005 and ending on but excluding June 30, 2006 as long as (i) such reductions do not exceed $15,000,000 in the aggregate during such period and (ii) Borrower does not terminate the Revolving Loan Commitment upon any such reduction, and (C) upon a mandatory prepayment made pursuant to Sections 1.3(b) or 1.16(c); provided, that Borrower does not permanently reduce or terminate the Revolving Loan Commitment upon any such prepayment and, in the case of prepayments made pursuant to

Section 1.3(b)(ii), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6.”

     (b) Annex A to the Credit Agreement is hereby amended as follows:

     (A) Definition of the term “Revolving Loan Commitment” is hereby amended by replacing the phrase “Sixty Million Dollars ($60,000,000) on the Closing Date” therein with the phrase “Seventy-Five Million Dollars ($75,000,000) on January 7, 2005”.

     (B) Clause (b)(ii) of the definition of the term “Borrowing Base” is hereby amended and restated to read in its entirety as follows:

“(ii) the lesser of (x) $45,000,000 and (y) the greater of (A) 60% of the Maximum Amount in effect at such time and (B) $35,000,000;”

     (c) Annex J to the Credit Agreement is hereby amended by replacing “$60,000,000” therein with “$75,000,000”.

     2 Conditions to Effectiveness. This Amendment shall be effective on the date on which this Amendment shall have been duly executed and delivered by the Borrowers, each other Credit Party, the Agent and the Lenders. Agent hereby acknowledges that, as of the date hereof, GE Capital is the sole Lender.

     3 Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Amendment, the Borrowers and each other Credit Party represents and warrants to the Agent and each Lender (which representations and warranties shall survive the execution and delivery of this Amendment), that:

     (a) the execution, delivery and performance by each Credit Party of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

     (b) upon the effectiveness of this Amendment, all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents (other than those which speak expressly only as of an earlier date) are true and correct in all material respects on and as of the date of the effectiveness of this Amendment after giving effect to this Amendment and the transactions contemplated hereby; and

     (c) no Default or Event of Default exists or will result after giving effect to this Amendment and the transactions contemplated hereby.

     4 Miscellaneous.

4.1 Effect; Ratification.

     (a) Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

     (c) Each Credit Party acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by the Agent and the Requisite Lenders of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate the Agent or the Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of the Agent or the Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

          4.2 Counterparts and Signatures by Fax. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

          4.3 Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          4.4 Costs and Expenses. Borrowers agree to reimburse the Agent for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

          4.5 Loan Document. This Amendment shall be deemed to be a Loan Document.

          4.6 Reaffirmation. Each of the Credit Parties signatory hereto as Guarantor hereby acknowledges and reaffirms all of its obligations and undertakings under each of the Loan Documents to which it is a party and acknowledges and agrees that subsequent to, and after taking account of the provisions of this Amendment, each such Loan Document is and shall remain in full force and effect in accordance with the terms thereof.

          4.7 GOVERNING LAW. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

<Signature Pages Follow>

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:

INSTEEL WIRE PRODUCTS COMPANY, a North Carolina corporation
By:	/s/ Michael C. Gazmarian

Name:	Michael C. Gazmarian

Title:	CFO and Treasurer

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By:	/s/ Brian Deck

Duly Authorized Signatory

[Signature Page to Amendment No. 1
to Credit Agreement]

     The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers.

INSTEEL INDUSTRIES, INC., a North Carolina corporation

By:	/s/ Michael C. Gazmarian

Name:	Michael C. Gazmarian

Title:	CFO and Treasurer

INTERCONTINENTAL METALS CORPORATION, a North Carolina corporation

By:	/s/ Michael C. Gazmarian

Name:	Michael C. Gazmarian

Title:	CFO and Treasurer

[Signature Page to Amendment No. 1
to Credit Agreement]